UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2016
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 912-5500
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 26, 2016, G&K Services, Inc. issued a press release announcing its financial results for the second quarter of its fiscal year 2016, ended December 26, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report. The press release contains non-GAAP financial measures, which are the return on invested capital (ROIC) and the organic growth rate. ROIC is calculated using net operating income after tax, divided by the sum of total debt less cash, plus stockholders’ equity. The press release contains a table with the ROIC calculation. The company uses ROIC as a measure of the effectiveness of its use of capital. The organic growth rate is calculated using revenue, adjusted for foreign currency exchange rate differences, acquisitions, and divestitures. Management believes that organic growth is useful in analyzing the company’s overall financial condition and the results of its operations.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits.

99.1 Earnings Press Release dated January 26, 2016 (furnished)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC.
(Registrant)

Date:	January 26, 2016	By:	/s/ Tracy C. Jokinen
		Name:	Tracy C. Jokinen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Earnings Press Release dated January 26, 2016 (furnished)